CERTIFICATE OF ASSISTANT SECRETARY

         The undersigned, Kristi A. Maher, Assistant Secretary of First Defined Portfolio Fund, LLC, a Delaware Limited Liability Company, First Trust Value Line(R) 100 Fund, a Massachusetts Business Trust, First Trust Value Line(R) Dividend Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund, a Massachusetts Business Trust, Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, a Massachusetts Business Trust, First Trust/Value Line(R) & Ibbotson Equity Allocation Fund, a Massachusetts Business Trust, First Trust/Four Corners Senior Floating Rate Income Fund II, a Massachusetts Business Trust, Energy Income and Growth Fund, a Massachusetts Business Trust, First Trust/Fiduciary Asset Management Covered Call Fund, a Massachusetts Business Trust, First Trust/Aberdeen Global Opportunity Income Fund, a Massachusetts Business Trust, First Trust/FIDAC Mortgage Income Fund, a Massachusetts Business Trust and First Trust Strategic High Income Fund, a Massachusetts Business Trust, and First Trust Exchange-Traded Fund, a Massachusetts Business Trust, First Trust Strategic High Income Fund II, a Massachusetts Business Trust, First Trust Tax-Advantaged Preferred Income Fund, a Massachusetts Business Trust, and First Trust/Aberdeen Emerging Opportunity Fund , a Massachusetts Business Trust, (individually, the "Company" and collectively, the "Companies"), does hereby certify that:

          1. This certificate is being delivered to the Securities and Exchange Commission (the "SEC") in connection with the filing of the Companies' joint fidelity bond (the "Bond") pursuant to Rule 17g-1 of the Investment Company Act of 1940, as amended, and the SEC is entitled to rely on this certificate for purposes of the filing.

          2. The undersigned is duly elected, qualified and acting Assistant Secretary of each Company, and has custody of the corporate records of each Company and is a proper officer to make this certification.

          3. Attached hereto as Exhibit A is a copy of the form of resolutions of a majority of the Board of Trustees who are not "interested persons" of each Company approving the amount, type, form and coverage of the Bond and the portion of the premium to be paid by each Company.

          4. Attached hereto as Exhibit B is a list of the amount of the single insured bond which each Company would have provided and maintained had it not been named as an insured under the Bond.

          5. Premiums have been paid for the period October 9, 2005 to October 9, 2006.


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         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this 23 day of October, 2006.



                                             /s/ Kristi A. Maher
                                             ------------------------------
                                             Assistant Secretary


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                                    EXHIBIT A

                        FIRST DEFINED PORTFOLIO FUND, LLC
                       FIRST TRUST VALUE LINE(R) 100 FUND
                     FIRST TRUST VALUE LINE(R) DIVIDEND FUND
            FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND
  MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/UTILITIES DIVIDEND & INCOME FUND
           FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY ALLOCATION FUND
          FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE INCOME FUND II
                          ENERGY INCOME AND GROWTH FUND
            FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED CALL FUND
               FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND
                     FIRST TRUST/FIDAC MORTGAGE INCOME FUND
                     FIRST TRUST STRATEGIC HIGH INCOME FUND
                        FIRST TRUST EXCHANGE-TRADED FUND
                    FIRST TRUST STRATEGIC HIGH INCOME FUND II
                FIRST TRUST TAX-ADVANTAGED PREFERRED INCOME FUND
                 FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND

                       RESOLUTIONS REGARDING FIDELITY BOND

         RESOLVED, that the officers of the First Defined Portfolio Fund, LLC, the First Trust Value Line(R) 100 Fund, the First Trust Value Line(R) Dividend Fund, the First Trust/Four Corners Senior Floating Rate Income Fund, the Macquarie/First Trust Global Infrastructure/Utilities Dividend & Income Fund, The First Trust/Value Line(R) & Ibbotson Equity Allocation Fund, the First Trust/Four Corners Senior Floating Rate Income Fund II, the Energy Income and Growth Fund, the First Trust/Fiduciary Asset Management Covered Call Fund, the First Trust/Aberdeen Global Opportunity Income Fund, the First Trust/FIDAC Mortgage Income Fund, the First Trust Strategic High Income Fund, the First Trust Strategic High Income Fund II, the First Trust Exchange-Traded Fund, the First Trust Tax-Advantaged Preferred Income Fund and the First Trust/Aberdeen Emerging Opportunity Fund (each a "Fund" and collectively the "Funds") be and they hereby are, authorized and directed to make application for and maintain fidelity bond coverage for all the Funds, jointly with such other funds advised by First Trust Advisors, L.P. ("FTA") as they, in their judgment, shall deem advisable and to enter into an agreement with the other insured funds concerning such coverage as required by Rule 17g-1(f) under the Investment Company Act of 1940, such agreement being in substantially the form currently in place; and it is further

         RESOLVED, that fidelity bond coverage insuring the funds in the amount required by Rule 17g-1 of the Investment Company Act of 1940, or such greater amounts as officers of the Funds may from time to time determine in accordance with the provisions of Rule 17g-1 of the Investment Company Act of 1940, is hereby deemed to be reasonable in form and amount as required by and considering all relevant factors as provided in Rule 17g-1 and is hereby approved; and it is further

         RESOLVED, that the Funds' participation with other management investment companies advised by FTA in the purchase and maintenance of new Chubb fidelity bond coverage as required by rule 17g-1 under the Investment Company Act of 1940, and the payment by the Funds of that portion of the premium for


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such coverage as may be allocated to each Fund in accordance with the premium allocation methodology approved by the Trustees at this meeting, is hereby approved; and it is further

         Resolved, that the Secretary, or any Assistant Secretary of the Funds, is hereby designated the officer to make the filings and give or cause to be given the notices required by Paragraph (g) of Rule 17g-1 under the Investment Company Act of 1940.


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                                    EXHIBIT B

         Each Company listed below would have provided and maintained a single insured bond in the following amounts had it not been named as an insured under a joint Fidelity Bond:

FIRST DEFINED PORTFOLIO FUND, LLC                                    $750,000

FIRST TRUST VALUE LINE(R) 100 FUND                                   $750,000

FIRST TRUST VALUE LINE(R) DIVIDEND FUND                              $900,000

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND                                                          $600,000

MACQUARIE/FIRST TRUST GLOBAL INFRASTRUCTURE/
UTILITIES DIVIDEND & INCOME FUND                                     $750,000

FIRST TRUST/VALUE LINE(R) & IBBOTSON EQUITY
ALLOCATION FUND                                                      $525,000

FIRST TRUST/FOUR CORNERS SENIOR FLOATING RATE
INCOME FUND II                                                     $1,000,000

ENERGY INCOME AND GROWTH FUND                                        $600,000

FIRST TRUST/FIDUCIARY ASSET MANAGEMENT COVERED
CALL FUND                                                            $750,000

FIRST TRUST/ABERDEEN GLOBAL OPPORTUNITY INCOME FUND                  $750,000

FIRST TRUST/FIDAC MORTGAGE INCOME FUND                               $450,000

FIRST TRUST STRATEGIC HIGH INCOME FUND                               $600,000

FIRST TRUST EXCHANGE-TRADED FUND                                     $525,000

FIRST TRUST STRATEGIC HIGH INCOME FUND II                            $600,000

FIRST TRUST TAX-ADVANTAGED PREFERRED INCOME FUND                     $400,000

FIRST TRUST/ABERDEEN EMERGING OPPORTUNITY FUND                       $525,000